[HACKNEY MILLER, P.A. LETTERHEAD]




August 20, 2001


Silk Botanicals.com, Inc.
975 S. Congress Avenue
Suite 102
Delray Beach, Florida 33445

Re:	Opinion concerning the legality of the securities to be issued pursuant to the Registration Statement on Form S-8 to be filed by Silk Botanicals.com, Inc., a Florida corporation


Board of Directors:

As counsel for, Silk Botanicals.com, Inc., Florida corporation (the "Company"), and in connection with issuance of 21,000 shares of the Company's $0.001 par value common stock (the "Securities") to three individual consultants (the "Consultants") pursuant to written compensation agreements, copies of which are incorporated herein by reference and referred to as Consultant Agreements or [the "Plan"], I have been asked to render an opinion as to the legality of these Securities, which are to be covered by a Registration Statement to be filed by the Company on Form S-8 of the Securities and Exchange Commission ("Commission's") as to which this opinion is to be filed as an exhibit.

As you are aware, no services to be performed and billed to you which are in any way related to a "capital raising" transaction may be paid by the issuance of Securities pursuant to the this registration and I am relying on the written representations of the plan participants, which representations accompany the Plan. In connection with rendering my opinion, which is set forth below, I have reviewed and examined originals or copies of the following documents, to wit:

	1.	Articles of Incorporation and all amendments thereto;

	2.	Bylaws;

        3. 10-KSB Annual Report for the fiscal year ended May 31, 2000, filed with the Commission on or about August 29, 2000;

        4.      10-QSB Quarterly Reports for the past twelve months;

        5.      Copies of the Consulting Agreements [Plan];

        6.      Board Resolutions

        7. Correspondence with the Consultants regarding the type of services rendered and to be rendered, and Securities Act Release No. 33-7646, dated August 1, 2001, responses to my letter to the participants.


I have also examined various other documents, discussed with, public officials, directors, executive officers and agents of the Company, and have made investigations as I have deemed reasonable, necessary or prudent under the circumstances in rendering this opinion. I also have reviewed various statutes and judicial precedence as I have deemed relevant or necessary.

Further, as counsel for the Company, I have discussed the items relied upon in rendering the opinion and the documents I have examined with one or more directors and executive of the Company, and in all instances, I have assumed the genuineness of all signatures, the capacity of natural persons, the authenticity of all documents submitted to me as conforming with the original documents and the authenticity of the originals of such copies. I have further assumed that (i) the recipients of these Securities under the Plan will have paid the consideration under the terms of the Plan prior to the issuance of the Securities; (ii) that none of the services performed


          Exhibit 5.1 - Pg. 1


by the recipients shall be related to "capital raising" transactions;
(iii) the Securities to be received by each Consultant will not constitute more than 10% of the total issued and outstanding of common stock of the Company.

I have also provided the individual participants in the Plan with a copy of the documents enumerated in paragraphs 3 through 7, inclusive, above.

Based upon the foregoing and in reliance thereon, it is my opinion that, subject to the list set forth in the Plan, the Securities to be issued pursuant to the Plan will, upon their issuance and delivery to the recipients thereof, after receipt of full payment therefore, be deemed duly validly authorized, legally issued and fully paid and non-assessable under the Florida Business Corporation Act.

This opinion is expressly limited in scope to the Securities described herein and which are expressly covered by the above referenced Registration Statement and does not cover any subsequent issuances of any securities to be made in the future pursuant to any other plan any, pertaining to services performed in the future. Any such transactions are required to be included in a new Registration Statement or a post-effective amendment to the above Registration Statement, which will be required to include a revised or a new opinion as to the legality of the Securities to be issued.

Further, this opinion is limited to the corporate laws of the State of Florida and the security rules and regulations of the United States, and I express no opinion with respect to the legality in any other jurisdiction.

I consent to the filing of this opinion with the Commission as an exhibit to the above Registration Statement; however, this opinion is not to be used, circulated, quoted or to be referred to for any other purpose without my prior written consent.

This opinion is based upon my knowledge of the law and facts as the date hereof, and assume no duty to communicate with you with respect to any matter which may hereafter to my attention.

Yours very sincerely,

/s/Carol Anne Voelker

Carol Anne Voelker

August 20, 2001


         Exhibit 5.1 - Pg. 2